Exhibit 10.2

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

    THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT ("Amendment"), dated as of December 31, 2014, is made by and between Hickok Incorporated, an Ohio corporation ("Company"), and Roundball LLC, an Ohio limited liability company ("Roundball").

    WHEREAS, the Company and Roundball are parties to that certain Convertible Loan Agreement dated December 30, 2011, as amended (the "Loan Agreement"), pursuant to which Roundball has agreed to loan the Company and the Company has agreed to issue to Roundball certain Convertible Promissory Notes (the "Notes") in accordance with the terms and conditions contained therein;

    WHEREAS, the Company and Roundball have further amended the provisions of the Loan Agreement to provide that all amounts outstanding under the Loan Agreement may be converted into shares of the Company's Class B Common Stock, subject to shareholder approval, and to include a covenant from the Company to use its best efforts to include a proposal authorizing the issuance of such shares in its proxy materials for its 2015 Annual Meeting of Shareholders; and

    WHEREAS, in connection with such further amendment to the Loan Agreement, the parties desire to provide for certain registration rights to such converted shares of the Company's Class B Common Stock, if any, held by Roundball.

 NOW, THEREFORE, the parties agree as follows:

    (a)    Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

    (b)    The definition of the term "Common Stock" set forth in Section 1 of the Agreement is hereby amended in its entirety to read as follows:

             "Common Stock" shall mean (i) the Company's Class A and Class B common stock, no par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

    (c)    The definition of the term "Registrable Securities" set forth in Section 1 of the Agreement is hereby amended in its entirety to read as follows:

             "Registrable Securities" shall mean (i) any shares of the Company's Class A Common Stock issued to the Investors after conversion of the Notes in accordance with the Loan Agreement, (ii) the 20,000 shares of the Company's Class B Common Stock issued to Roundball on the date hereof, and (iii) any shares of the Company's Class B Common Stock issued to Roundball after conversion of the Notes in accordance with the Loan Agreement, if any; provided that the foregoing Common Stock shall not have been sold in a public trading market.

    (d)    The parties agree that the amendments set forth herein shall apply from and after December 30, 2014, and that nothing contained herein shall be deemed to modify or waive any rights or obligations under the Agreement existing prior to that date.

    (e)     Section 6.a. of the Registration Rights Agreement, dated December 30, 2011, is hereby deleted and replaced with the following paragraph.  The remainder of Section 6 (i.e., paragraphs b. and c.) shall remain in effect:

    6.   Indemnification; Contribution

      a.    Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Investor who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees, representatives and agents of any of them (each, a "Selling Investor" and collectively, the "Selling Investors"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act), or any and all amendments or supplements thereto, for this and any reference to registration statement hereinafter in this section 6) or (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Investor or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Investor expressly for use in such registration statement, such Selling Investor will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives and agents), each other Selling Investor (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence; provided, however, that the indemnity agreement of such Selling Investor contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity by a Selling Investor under this Section 6(a) exceed the net proceeds from the offering received by such Selling Investor.

IN WITNESS WHEREOF, the parties have duly executed this Amendment by their duly authorized officers as of the date first above written.

HICKOK INCORPORATED	ROUNDBALL LLC

By: /s/ Robert L. Bauman	By: /s/Frederick Widen
Robert L. Bauman President and CEO	Frederick Widen, Manager